NEWS RELEASE
W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000

FOR IMMEDIATE RELEASE	CONTACT: Karen A. Horvath
Vice President - External
Financial Communications
(203) 629-3000

W. R. BERKLEY CORPORATION REPORTS FIRST QUARTER RESULTS

Greenwich, CT, April 21, 2020 - W. R. Berkley Corporation (NYSE: WRB)
today reported first quarter 2020 growth in gross premiums written of 9.0%.

Summary Financial Data
(Amounts in thousands, except per share data)

	First Quarter
	2020	2019

Gross premiums written	$2,231,372	$2,046,230
Net premiums written	1,845,846	1,709,601

Net (loss) income to common stockholders	(4,418)	180,722
Net (loss) income per diluted share	(0.02)	0.94

Operating Income (1)	132,623	128,669
Operating Income per diluted share	0.69	0.67

Return on equity (2)	(0.3)%	13.3%

(1)	Operating income is a non-GAAP financial measure defined by the Company as net (loss) income excluding after-tax net investment (losses) gains and related expenses.

(2)	Return on equity represents net (loss) income expressed on an annualized basis as a percentage of beginning of year stockholders’ equity.

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First quarter highlights included:

•Net premiums written increased 8.0%.
•Average rate increases excluding workers' compensation were approximately 12%.

•	The accident year combined ratio excluding catastrophe losses was 91.9%. The reported combined ratio was 96.9%.

•	Catastrophes added 5.2 loss ratio points to the reported combined ratio, including a preliminary provision of 3.9 loss ratio points for COVID-19 related losses.

•	Net investment income increased 10.4%.

•	Total capital returned to shareholders was $223 million, including $203 million of share repurchases and $20 million of ordinary dividends.

•	Cash and liquid investments of more than $1.3 billion at the holding company.

The Company commented:
These are extraordinary times, impacting individuals and businesses alike in unprecedented ways, and our thoughts are with those most affected by the COVID-19 global pandemic. We salute healthcare workers, first responders and others on the front lines of this crisis for their selflessness and tireless efforts and thank our government officials for their leadership. Amidst these challenges, our colleagues throughout the enterprise have demonstrated extraordinary resiliency in serving our customers, our distribution partners and our communities.
The global COVID-19 pandemic had an adverse impact on first-quarter net income. Still, our operating fundamentals remained strong. Underwriting momentum continued to build with net premiums written growing at their fastest rate in five years. Further rate increases were necessary to recognize loss cost trends that have come into focus over the last several quarters. Catastrophe losses for the quarter included an approximate $65 million preliminary provision for COVID-19 related claims activity. We continue to monitor the rapidly evolving legal and regulatory environment and the potential impact it will have on our industry.
While unrealized losses had an adverse impact on first-quarter profits, investment income from the fixed-maturity investment portfolio was in line with our expectations. With an average duration of less than three years, this portfolio’s high-quality AA- average rating should continue to hold us in good stead even in these tumultuous times. Income from investment funds was strong as results are reported on a quarter lag. Our cash flow from operations remained healthy and we maintain significant liquidity.
The balance of 2020 will have many challenges, yet our commitments to honoring our contractual obligations to our customers and delivering superior long-term risk-adjusted returns to our shareholders remain unwavering. Although the financial markets remain turbulent and the economy will take some time to restart, our Company is well positioned from the perspectives of risk and cycle management as well as financial strength and flexibility.

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Webcast Conference Call
The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on April 21, 2020, at 5:00 p.m. eastern time. The conference call will be webcast live on the Company's website at https://ir.berkley.com/news-and-events/events-and-presentations/default.aspx. Please log on at least ten minutes early to register and download and install any necessary software. A replay of the webcast will be available on the Company's website approximately two hours after the end of the conference call. Additional financial information can be found on the Company's website at https://ir.berkley.com/investor-relations/financial-information/annual-reports/default.aspx.
About W. R. Berkley Corporation
Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates worldwide in two segments of the property casualty business: Insurance and Reinsurance & Monoline Excess.

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Forward Looking Information

This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2020 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the cyclical nature of the property casualty industry; the impact of significant competition, including new alternative entrants to the industry; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, including real estate, merger arbitrage, energy related and private equity investments; the effects of emerging claim and coverage issues; the uncertain nature of damage theories and loss amounts; natural and man-made catastrophic losses, including as a result of terrorist activities, epidemics or pandemics, such as COVID-19; the impact of climate change, which may increase the frequency and severity of catastrophe events; general economic and market activities, including inflation, interest rates, and volatility in the credit and capital markets; the impact of the conditions in the financial markets and the global economy, and the potential effect of legislative, regulatory, accounting or other initiatives taken in response, on our results and financial condition; foreign currency and political risks (including those associated with the United Kingdom's withdrawal from the European Union, or "Brexit") relating to our international operations; our ability to attract and retain key personnel and qualified employees; continued availability of capital and financing; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Program Reauthorization Act of 2015; the ability or willingness of our reinsurers to pay reinsurance recoverables owed to us; other legislative and regulatory developments, including those related to business practices in the insurance industry; credit risk related to our policyholders, independent agents and brokers; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; potential difficulties with technology and/or cyber security issues; the effectiveness of our controls to ensure compliance with guidelines, policies and legal and regulatory standards; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2020 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our revenues would not necessarily result in commensurate levels of earnings. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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Consolidated Financial Summary
(Amounts in thousands, except per share data)

	First Quarter
	2020	2019
Revenues:
Net premiums written	$1,845,846	$1,709,601
Change in unearned premiums	(154,428)	(116,745)
Net premiums earned	1,691,418	1,592,856
Net investment income	174,763	158,254
Net investment (losses) gains:
Net realized and unrealized (losses) gains on investments	(143,285)	68,653
Change in allowance for credit losses on investments (1)	(33,889)	—
Net investment (losses) gains	(177,174)	68,653
Revenues from non-insurance businesses	93,729	91,827
Insurance service fees	25,751	25,312
Other income	2,123	120
Total revenues	1,810,610	1,937,022
Expenses:
Losses and loss expenses	1,107,253	988,650
Other operating costs and expenses	578,334	588,087
Expenses from non-insurance businesses	94,757	90,125
Interest expense	36,734	40,721
Total expenses	1,817,078	1,707,583
(Loss) income before income taxes	(6,468)	229,439
Income tax benefit (expense)	2,942	(47,825)
Net (loss) income before noncontrolling interests	(3,526)	181,614
Noncontrolling interests	(892)	(892)
Net (loss) income to common stockholders	$(4,418)	$180,722

Net (loss) income per share:
Basic	$(0.02)	0.95
Diluted	$(0.02)	0.94

Average shares outstanding (2):
Basic	190,287	190,400
Diluted (3)	190,287	192,669

(1)	The inclusion of the allowance for credit losses on investments commenced January 1, 2020 due to the adoption of ASU 2016-13.

(2)
Basic shares outstanding consist of the weighted average number of common shares outstanding during the period (including shares held in a grantor trust). Diluted shares outstanding consist of the weighted average number of basic and common equivalent shares outstanding during the period.

(3)	During 2020, diluted shares have been reduced by 2.0 million to reflect the anti-dilutive effect of common equivalent shares.

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Business Segment Operating Results
(Amounts in thousands, except ratios) (1)

	First Quarter
	2020	2019
Insurance:
Gross premiums written	$1,941,809	$1,810,483
Net premiums written	1,583,318	1,497,378
Premiums earned	1,484,955	1,427,034
Pre-tax income	175,947	184,516
Loss ratio	65.1%	62.2%
Expense ratio	31.3%	31.8%
GAAP combined ratio	96.4%	94.0%

Reinsurance & Monoline Excess:
Gross premiums written	$289,563	$235,747
Net premiums written	262,528	212,223
Premiums earned	206,463	165,822
Pre-tax income	36,514	44,855
Loss ratio	68.3%	60.7%
Expense ratio	32.3%	36.1%
GAAP combined ratio	100.6%	96.8%

Corporate and Eliminations:
Net investment (losses) gains	$(177,174)	$68,653
Interest expense	(36,734)	(40,721)
Other revenues and expenses	(5,021)	(27,864)
Pre-tax (loss) income	(218,929)	68

Consolidated:
Gross premiums written	$2,231,372	$2,046,230
Net premiums written	1,845,846	1,709,601
Premiums earned	1,691,418	1,592,856
Pre-tax (loss) income	(6,468)	229,439
Loss ratio	65.5%	62.0%
Expense ratio	31.4%	32.3%
GAAP combined ratio	96.9%	94.3%

(1)
Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

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Supplemental Information
(Amounts in thousands)

	First Quarter
	2020	2019
Net premiums written:
Other liability	$581,644	$506,950
Workers' compensation	327,286	354,187
Short-tail lines (1)	307,889	278,836
Commercial automobile	205,427	212,955
Professional liability	161,072	144,450
Total Insurance	1,583,318	1,497,378
Casualty reinsurance	143,461	104,516
Monoline excess	75,267	67,792
Property reinsurance	43,800	39,915
Total Reinsurance & Monoline Excess	262,528	212,223
Total	$1,845,846	$1,709,601

Losses from catastrophes (including a preliminary provision for COVID-19 related losses):
Insurance	$65,689	$12,618
Reinsurance & Monoline Excess	22,193	42
Total	$87,882	$12,660

Net investment income:
Core portfolio (2)	$133,048	$136,258
Investment funds	40,577	11,411
Arbitrage trading account	1,138	10,585
Total	$174,763	$158,254

Net realized and unrealized (losses) gains on investments:
Net realized gains on investment sales	$11,182	$26,575
Change in unrealized (losses) gains on equity securities	(154,467)	42,078
Total	$(143,285)	$68,653

Other operating costs and expenses:
Policy acquisition and insurance operating expenses	$531,924	$513,791
Insurance service expenses	22,573	25,956
Net foreign currency gains	(21,541)	(6,964)
Other costs and expenses	45,378	55,304
Total	$578,334	$588,087

Cash flow from operations	$152,570	$78,330

Reconciliation of net (loss) income to operating income:
Net (loss) income	$(4,418)	$180,722
Pre-tax investment losses (gains), net of related expenses	177,592	(65,889)
Income tax (benefit) expense	(40,551)	13,836
Operating income after tax (3)	$132,623	$128,669

(1)	Short-tail lines include commercial multi-peril (non-liability), inland marine, accident and health, fidelity and surety, boiler and machinery and other lines.

(2)	Core portfolio includes fixed maturity securities, equity securities, cash and cash equivalents, real estate and loans receivable.

(3)
Operating income is a non-GAAP financial measure defined by the Company as net (loss) income excluding after-tax net investment (losses) gains. Net investment (losses) gains are computed net of related expenses, including performance-based compensatory costs associated with realized investment gains. Management believes this measurement provides a useful indicator of trends in the Company’s underlying operations.

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Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	March 31, 2020	December 31, 2019

Net invested assets (1)	$19,133,822	$19,856,776
Total assets	26,089,929	26,643,428
Reserves for losses and loss expenses	12,732,515	12,583,249
Senior notes and other debt	1,432,117	1,427,575
Subordinated debentures	1,198,951	1,198,704
Common stockholders’ equity (2)	5,493,475	6,074,939
Common stock outstanding (3)	179,837	183,412
Book value per share (4)	30.55	33.12
Tangible book value per share (4)	29.28	31.87

(1)
Net invested assets include investments, cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases, net of related liabilities.

(2)
As of March 31, 2020, reflected in common stockholders' equity are after-tax unrealized investment losses of $110 million and unrealized currency translation losses of $480 million. As of December 31, 2019, after-tax unrealized investment gains were $125 million and unrealized currency translation losses were $382 million.

(3)
During the three months ended March 31, 2020, the Company repurchased 3,650,759 shares of its common stock for $203 million. The number of shares of common stock outstanding excludes shares held in a grantor trust.

(4)
Book value per share is total common stockholders’ equity divided by the number of common shares outstanding. Tangible book value per share is total common stockholders’ equity excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding.

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Investment Portfolio
March 31, 2020
(Amounts in thousands)

	Carrying Value	Percent of Total
Fixed maturity securities:
United States government and government agencies	$739,662	3.9%
State and municipal:
Special revenue	$2,347,135	12.3%
Local general obligation	452,348	2.4%
State general obligation	426,952	2.2%
Pre-refunded	334,522	1.7%
Corporate backed	258,062	1.3%
Total state and municipal	3,819,019	19.9%
Mortgage-backed securities:
Agency	690,908	3.6%
Residential - Prime	466,374	2.4%
Commercial	275,737	1.4%
Residential - Alt A	30,309	0.2%
Total mortgage-backed securities	1,463,328	7.6%
Asset-backed securities	2,938,052	15.4%
Corporate:
Industrial	2,151,760	11.2%
Financial	1,467,403	7.7%
Utilities	334,578	1.7%
Other	24,776	0.1%
Total corporate	3,978,517	20.7%
Foreign government	727,489	3.8%
Total fixed maturity securities (1)	13,666,067	71.3%
Equity securities available for sale:
Preferred stocks	209,445	1.1%
Common stocks	146,658	0.8%
Total equity securities available for sale	356,103	1.9%
Real estate	2,084,387	10.9%
Investment funds (2)	1,177,965	6.2%
Cash and cash equivalents (3)	1,095,413	5.7%
Arbitrage trading account	666,829	3.5%
Loans receivable	87,058	0.5%
Net invested assets	$19,133,822	100.0%

(1)	Total fixed maturity securities had an average rating of AA- and an average duration of 2.7 years, including cash and cash equivalents.

(2)	Investment funds are net of related liabilities of $0.9 million.

(3)	Cash and cash equivalents includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.